Exhibit 5.1

Our ref	JWT/694946-000001/76084804v3

Credo Technology Group Holding Ltd

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands
5 December 2023
Credo Technology Group Holding Ltd
We have acted as counsel as to Cayman Islands law to Credo Technology Group Holding Ltd (the "Company") to provide this opinion letter in connection with the Company's registration statement on Form S-3, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Act") (including its exhibits, the "Registration Statement"), related to securities to be issued and sold by the Company from time to time (together, the "Securities"). The Securities include:
(a)ordinary shares of the Company of a par value of US$0.00005 each (the "Ordinary Shares");
(b)preferred shares of the Company of a par value of US$0.00005 each (the "Preferred Shares");
(c)depositary shares of the Company representing fractional interests in Preferred Shares (the "Depositary Shares"), which may be issued under one or more preferred share depositary agreements (each, a “Depositary Agreement” and together the "Depositary Agreements");
(d)warrants (the "Warrants") issuable pursuant to the terms of one or more warrant agreements (each, a "Warrant Agreement") and warrant certificates (each, a "Warrant Certificate" and, together with the Warrant Agreements, the "Warrant Documents");
(e)purchase contracts (the "Purchase Contracts"), which may be issued pursuant to one or more purchase contract agreements (each such purchase contract agreement, a “Purchase Contract Agreement” and, together, the "Purchase Contract Agreements");
(f)debt securities of the Company (the "Debt Securities"), each series of Debt Securities which may be issued under an indenture to be entered into by the Company and the trustee, substantially in the form attached as an Exhibit to the Registration Statement, as each such indenture may be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers' certificate or other writing thereunder establishing the form

Maples and Calder (Cayman) LLP
PO Box 309 Ugland House Grand Cayman KY1-1104 Cayman Islands
Tel +1 345 949 8066 Fax +1 345 949 8080 maples.com

and terms of such series; and
(g)units which may be comprised of one or more of the other securities described above (the "Units") issuable pursuant to the terms of one or more unit agreements (each, a "Unit Agreement") and unit certificates (each, a "Unit Certificate" and, together with the Unit Agreements, the "Unit Documents").
This opinion letter is given in accordance with the terms of the “Validity of Securities" section of the Registration Statement.
1Documents Reviewed
We have reviewed originals, copies, drafts or conformed copies of the following documents:
1.1The certificate of incorporation dated 5 September 2014 and the amended and restated memorandum and articles of association of the Company adopted by special resolution passed on 23 December 2021 and effective on 31 January 2022 (the "Memorandum and Articles").
1.2The written resolutions of the board of directors of the Company dated 11 October 2023 (the "Resolutions") and the corporate records of the Company maintained at its registered office in the Cayman Islands.
1.3A certificate of good standing with respect to the Company issued by the Registrar of Companies (the "Certificate of Good Standing").
1.4A certificate from a director of the Company a copy of which is attached to this opinion letter (the "Director's Certificate").
1.5The Registration Statement.
1.6The form of indenture in respect of the Debt Securities (together, the "Indenture Documents" and, together with the Depositary Agreements, the Warrant Documents, the Purchase Contract Agreements and the Unit Documents, the "Documents").
2Assumptions
The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:
2.1The Documents, the Depositary Shares issuable under the Depositary Agreements, the Warrants issuable under the Warrant Documents, the Purchase Contracts issuable under the Purchase Contract Agreements, the Debt Securities issuable under the Indenture Documents and the Units issuable under the Unit Documents have been, or will be, authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws.
2.2The Documents, the Depositary Shares issuable under the Depositary Agreements, the Warrants issuable under the Warrant Documents, the Purchase Contracts issuable under the Purchase Contract Agreements, the Debt Securities issuable under the Indenture Documents and the Units issuable under the Unit Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the

State of New York (the "Relevant Law") and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).
2.3The choice of the Relevant Law as the governing law of the Documents, the Depositary Shares issuable under the Depositary Agreements, the Warrants issuable under the Warrant Documents, the Purchase Contracts issuable under the Purchase Contract Agreements, the Debt Securities issuable under the Indenture Documents and the Units issuable under the Unit Documents has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).
2.4Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.
2.5All signatures, initials and seals are genuine.
2.6The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws and regulations of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Documents, the Depositary Shares issuable under the Depositary Agreements, the Warrants issuable under the Warrant Documents, the Purchase Contracts issuable under the Purchase Contract Agreements, the Debt Securities issuable under the Indenture Documents and the Units issuable under the Unit Documents.
2.7There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Documents.
2.8No monies paid to or for the account of any party under the Documents, the Depositary Shares issuable under the Depositary Agreements, the Warrants issuable under the Warrant Documents, the Purchase Contracts issuable under the Purchase Contract Agreements, the Debt Securities issuable under the Indenture Documents and the Units issuable under the Unit Documents or any property received or disposed of by any party to the Documents, the Depositary Shares issuable under the Depositary Agreements, the Warrants issuable under the Warrant Documents, the Purchase Contracts issuable under the Purchase Contract Agreements, the Debt Securities issuable under the Indenture Documents and the Units issuable under the Unit Documents in each case in connection with the Documents, the Depositary Shares issuable under the Depositary Agreements, the Warrants issuable under the Warrant Documents, the Purchase Contracts issuable under the Purchase Contract Agreements, the Debt Securities issuable under the Indenture Documents and the Units issuable under the Unit Documents or the consummation of the transactions contemplated thereby represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised), respectively).
2.9The Debt Securities will be issued and authenticated in accordance with the provisions of a duly authorised, executed and delivered Indenture Document.
2.10The Indenture Documents, the Depositary Shares and the Depositary Agreements, the Warrants and the Warrant Documents, the Purchase Contracts and the Purchase Contract Agreements, and the Units and the Unit Documents will be, or have been, duly executed and delivered by an authorised person of the parties thereto.

2.11The Company will receive money or money's worth in consideration for the issue of the Ordinary Shares and the Preferred Shares and none of the Ordinary Shares or the Preferred Shares will be issued for less than their par value.
2.12There will be sufficient Ordinary Shares and Preferred Shares authorised for issue under the Memorandum and Articles.
2.13The issue of the Depositary Shares issuable under the Depositary Agreements, the Warrants issuable under the Warrant Documents, the Purchase Contracts issuable under the Purchase Contract Agreements, the Debt Securities issuable under the Indenture Documents, the Units issuable under the Unit Documents, the Ordinary Shares and the Preferred Shares will be of commercial benefit to the Company.
2.14No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Depositary Shares issuable under the Depositary Agreements, the Warrants issuable under the Warrant Documents, the Purchase Contracts issuable under the Purchase Contract Agreements, the Debt Securities issuable under the Indenture Documents, the Units issuable under the Unit Documents, the Ordinary Shares and the Preferred Shares.
2.15There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the Relevant Law.
Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion letter.
3Opinions
Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:
3.1The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.
3.2The Company has all requisite power and authority under the Memorandum and Articles to enter into, execute and perform its obligations under the Indenture Documents to which it will be a party and the Debt Securities issuable under each such Indenture Document to which it is, or will be, a party.
3.3With respect to the Ordinary Shares and the Preferred Shares, when: (a) the board of directors of the Company has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; (b) the issue of such Ordinary Shares and/or Preferred Shares has been recorded in the Company's register of members (shareholders); and (c) the subscription price of such Ordinary Shares and/or Preferred Shares (being not less than the par value of the Ordinary Shares and/or Preferred Shares) has been fully paid in cash or other consideration approved by the board of directors of the Company, the Ordinary Shares and/or Preferred Shares will be duly authorised, validly issued, fully paid and non-assessable.
3.4With respect to the Depositary Shares, when (a) the board of directors of the Company has taken all necessary corporate action to approve the creation and terms of the Depositary shares and to approve the issue thereof, the terms of the offering thereof and related matters; (b) a Depositary Agreement relating to the Depositary Shares shall have been duly authorised and validly executed and delivered by the Company and the share Depositary to be named therein; (c) the specific terms of the Depositary Shares have been duly authorized and established in accordance with the Depositary Agreement; and (d) such Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the Depositary Agreement and the applicable underwriting or other agreement against payment therefor, the Depositary Shares will be duly authorised, legal and binding obligations of the Company.
3.5With respect to the Warrants, when: (a) the board of directors of the Company has taken all necessary corporate action to approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters; (b) a Warrant Agreement relating to the Warrants shall have been duly authorised and validly executed and delivered by the Company and the financial institution designated as warrant agent thereunder; and (c) the Warrant Certificates have been duly executed, countersigned, registered and delivered in accordance with the Warrant Agreement relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor provided therein, the Warrants will be duly authorised, legal and binding obligations of the Company.
3.6With respect to each issue of Debt Securities pursuant to the relevant Indenture Document, when: (a) the board of directors of the Company has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; and (b) such Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the relevant Indenture Document relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, such Debt Securities issued pursuant to the relevant Indenture Document will have been duly executed, issued and delivered.
3.7With respect to the Purchase Contracts, when: (a) the board of directors of the Company has taken all necessary corporate action to approve the creation and terms of the Purchase Contracts and to approve the issue thereof, the terms of the offering thereof and related matters; (b) a Purchase Contract Agreement shall have been duly authorised and validly executed and delivered by the Company; and (c) the Purchase Contract Agreements have been duly executed, countersigned, registered and delivered in accordance with the applicable Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor provided therein, the Purchase Contracts will be duly authorised, legal and binding obligations of the Company.
3.8With respect to the Units, when: (a) the board of directors of the Company has taken all necessary corporate action to approve the creation and terms of the Units and to approve the issue thereof, the terms of the offering thereof and related matters; (b) a Unit Agreement relating to the Units shall have been duly authorised and validly executed and delivered by the Company and the financial institution designated as unit agent thereunder; and (c) the Units Certificates have been duly executed, countersigned, registered and delivered in accordance with the Unit Agreement relating to the Units and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor provided therein, the Units will be duly authorised, legal and binding obligations of the Company.

4Qualifications
The opinions expressed above are subject to the following qualifications:
4.1The obligations assumed by the Company under the Documents or the relevant Securities issuable thereunder will not necessarily be enforceable in all circumstances in accordance with their terms. In particular:
(a)enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to protecting or affecting the rights of creditors and/or contributories;
(b)enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;
(c)some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;
(d)where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;
(e)the courts of the Cayman Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the courts of the Cayman Islands will require all debts to be proved in a common currency, which is likely to be the "functional currency" of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;
(f)arrangements that constitute penalties will not be enforceable;
(g)enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;
(h)provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;
(i)the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Documents in matters where they determine that such proceedings may be tried in a more appropriate forum;
(j)any provision in a Document which is governed by Cayman Islands law purporting to impose obligations on a person who is not a party to such Document (a "third party") is unenforceable against that third party. Any provision in a Document which is governed by Cayman Islands law purporting to grant rights to a third party is unenforceable by that third party, except to the extent that such Document expressly provides that the third party may, in its own right, enforce such rights (subject to and in accordance with the Contracts (Rights of Third Parties) Act (As Revised));

(k)any provision of a Document which is governed by Cayman Islands law which expresses any matter to be determined by future agreement may be void or unenforceable;
(l)we reserve our opinion as to the enforceability of the relevant provisions of the Documents to the extent that they purport to grant exclusive jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions;
(m)a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the Documents whereby the Company covenants to restrict the exercise of powers specifically given to it under the Companies Act (As Revised) (the "Companies Act"), including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association or present a petition to a Cayman Islands court for an order to wind up the Company;
(n)if the Company becomes subject to Part XVIIA of the Companies Act, enforcement or performance of any provision in the Documents which relates, directly or indirectly, to an interest in the Company constituting shares, voting rights or director appointment rights in the Company may be prohibited or restricted if any such relevant interest is or becomes subject to a restrictions notice issued under the Companies Act; and
(o)enforcement or performance of any provision in the Documents which relates, directly or indirectly, to an interest in a Cayman Islands company or limited liability company constituting shares, membership interests, voting rights or director or manager appointment rights in respect of such company or limited liability company may be prohibited or restricted if any such relevant interest is or becomes subject to a restrictions notice issued under the Companies Act or the Limited Liability Companies Act (As Revised).
4.2To maintain the Company in good standing with the Registrar of Companies under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.
4.3We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Documents or the relevant Securities issuable thereunder.
4.4We have not reviewed the final forms of the Indenture Documents, the Debt Securities to be issued thereunder, the Warrant Documents or the Warrants to be issued thereunder, the Purchase Contracts, the Unit Documents or the Units to be issued thereunder, and our opinions are qualified accordingly.
4.5We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Indenture Documents, the Depositary Shares, the Depositary Agreements, the Debt Securities, the Warrant Documents, the Warrants, the Purchase Contracts, the Purchase Contract Agreements, the Unit Documents or the Units and enforce the remainder of the Indenture Documents, the Depositary Shares, the Depositary Agreements, the Debt Securities, the Warrant Documents, the Warrants, the Purchase Contracts, the Purchase Contract Agreements, the Unit Documents or the Units or the transaction of which such provisions form a part, notwithstanding any express provisions in the Indenture Documents, the Depositary Shares, the Depositary Agreements, the Debt Securities, the Warrant Documents, the Warrants, the Purchase Contracts, the Purchase Contract Agreements, the Unit Documents or the Units in this regard.
4.6Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Company's Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
4.7Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion letter or otherwise with respect to the commercial terms of the transactions the subject of this opinion letter.
4.8In this opinion letter, the phrase "non-assessable" means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
We express no view as to the commercial terms of the Documents or the relevant Securities issuable thereunder or whether such terms represent the intentions of the parties and make no comment with regard to warranties or representations that may be made by the Company.
We express no opinion with respect to any direct or indirect acquisition, disposal or exercise of rights by the Company of or in respect of any interest in any property governed by the laws of or situated in the Cayman Islands.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm under the headings "Credo Technology Group Holding Ltd,” “Description of Share Capital—Comparison of Cayman Islands Corporate Law to U.S. Law—Enforcement of Civil Liabilities” and "Validity of Securities" in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Documents or the relevant Securities issuable thereunder and express no opinion or observation upon the terms of any such document.
Yours faithfully
/s/ Maples and Calder (Cayman) LLP

Maples and Calder (Cayman) LLP

Credo Technology Group Holding Ltd
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands

To:	Maples and Calder (Cayman) LLP
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands
5 December 2023
Credo Technology Group Holding Ltd (the "Company")
I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the "Opinion") in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:
1The Memorandum and Articles remain in full force and effect and are unamended.
2The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges of the Company.
3The Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.
4The shareholders of the Company (the "Shareholders") have not restricted the powers of the directors of the Company in any way.
5The directors of the Company at the date of the Resolutions and at the date of this certificate were and are as follows: William J. Brennan, Chi Fung Cheng, Yat Tung Lam, Pantas Sutardja, Lip-Bu Tan, David Zinsner, Manpreet Khaira and Sylvia Acevedo.
6The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Shareholders and directors (or any committee thereof) of the Company (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings or passed by written resolution or consent, as the case may be.
7Prior to, at the time of, and immediately following the approval of the transactions the subject of the Registration Statement the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the transactions the subject of the Registration Statement for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.
8Each director of the Company considers the entry by the Company into the Registration Statement (including the transactions contemplated thereunder) to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.
9When the Debt Securities have been duly authorised by the Company and when the Debt Securities are signed in facsimile or manually by a director or officer of the Company on behalf of the Company and, if appropriate, authenticated in the manner set forth in a duly authorised, executed and delivered Indenture and delivered against due payment therefor, the Debt Securities will be valid, binding and enforceable obligations of the Company.
10The Company has received or will receive money or money's worth in consideration for the issue of the Ordinary Shares upon exercise of any of the Securities and none of the Ordinary Shares were or will be issued for less than par value.
11To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction and neither the directors nor Shareholders have taken any steps to have the Company struck off or placed in liquidation. Further, no steps have been taken to wind up the Company or to appoint restructuring officers or interim restructuring officers, and no receiver has been appointed in relation to any of the Company's property or assets.
12The Company is not subject to the requirements of Part XVIIA of the Companies Act.
13To the best of my knowledge and belief, having made due inquiry, there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.
14The Registration Statement has been, or will be, authorised and duly executed and delivered by or on behalf of all relevant parties in accordance with all relevant laws.
15No invitation has been made or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Ordinary Shares.
16The Ordinary Shares to be issued pursuant to the Registration Statement have been, or will be, duly registered, and will continue to be registered, in the Company's register of members (shareholders).
17The Company is not a central bank, monetary authority or other sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state.
18There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Documents.
(Signature Page follows)

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signature:	/s/ Bill Brennan

Name:	Bill Brennan

Title:	Director